April 30, 2004

Division of Corporate Regulation
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Information Supplemental to Annual Report on
Form U5S for Entergy Corporation and Subsidiaries
("Form U5S") Relating to Participation in
Nuclear Electric Insurance Limited ("NEIL") and
Nuclear Mutual Limited ("NML")

Gentlemen:

As Chief Accounting Officer of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and System Energy Resources, Inc. ("System Energy"), I hereby advise you, as information supplemental to that set forth in the Form U5S for the year ended December 31, 2003, that the attached schedules represent premium payments made to NEIL and NML during 2003 and premium distributions and credits received from NML and NEIL during 2003.

Sincerely,

/s/ Nathan E. Langston

Nathan E. Langston
Senior Vice President and Chief Accounting Officer

NEL/ecc
Attachments

2003 Form U5S
Updated 12/29/03	2003 Premiums Paid to NEIL, EIM
NEIL I
	Period	Trans Date	Amount	Type of Trans	Plant	Company

Accidental Outage	4/1/02-4/1/03	3/30/03	(2,797,942)	Credit	ANO	EAI
	4/1/02-4/1/03	3/30/03	(245,019)	Credit	RB	EGSI
	4/1/02-4/1/03	3/30/03	(429,516)	Credit	W3	ELI
	4/1/02-4/1/03	3/30/03	(108,646)	Credit	GG	EAI
	4/1/02-4/1/03	3/30/03	(63,927)	Credit	GG	ELI
	4/1/02-4/1/03	3/30/03	(119,910)	Credit	GG	EMI
	4/1/02-4/1/03	3/30/03	(62,095)	Credit	GG	ENOI
	4/1/02-4/1/03	3/30/03	(215,148)	Credit	Pilgrim	ENGC
	4/1/02-4/1/03	3/30/03	(13,595)	Credit	IP2	IP2
	4/1/02-4/1/03	3/30/03	(14,778)	Credit	IP3	IP3
	4/1/02-4/1/03	3/30/03	(11,721)	Credit	Fitzpatrick	Fitz
	4/1/02-4/1/03	3/30/03	(5,061)	Credit	VY	VY
	4/1/03-4/1/04	3/30/03	351,944	Prem	W3	ELI
	4/1/03-4/1/04	3/30/03	-	Prem	RB	EGSI
	4/1/03-4/1/04	3/30/03	-	Prem	ANO	EAI
	4/1/03-4/1/04	3/30/03	6,043	Prem	GG	ENOI
	4/1/03-4/1/04	3/30/03	6,043	Prem	GG	ELI
	4/1/03-4/1/04	3/30/03	6,043	Prem	GG	EAI
	4/1/03-4/1/04	3/30/03	6,043	Prem	GG	EMI
	4/1/03-4/1/04	3/30/03	550,840	Prem	Pilgrim	ENGC
	4/1/03-4/1/04	3/30/03	772,280	Prem	IP2	IP2
	4/1/03-4/1/04	3/30/03	631,866	Prem	IP3	IP3
	4/1/03-4/1/04	3/30/03	552,872	Prem	Fitzpatrick	Fitz
	4/1/03-4/1/04	3/30/03	533,393	Prem	VY	VY
Total			(669,991)

NEIL
	Period	Trans Date	Amount	Type of Trans	Plant	Company
Primary Property	4/1/02-4/1/03	3/30/03	(368,426)	Credit	ANO	EAI
	4/1/02-4/1/03	3/30/03	(1,516,332)	Credit	GG	SERI
	4/1/02-4/1/03	3/30/03	(396,231)	Credit	W3	ELI
	4/1/02-4/1/03	3/30/03	(87,363)	Credit	RB	EGSI
	4/1/02-4/1/03	3/30/03	(17,889)	Credit	Fitz	Fitzpatrick
	4/1/02-4/1/03	3/30/03	(23,911)	Credit	IP3	IP3
	4/1/02-4/1/03	3/30/03	(13,190)	Credit	IP2	IP2
	4/1/02-4/1/03	3/30/03	(33,905)	Credit	Pilgrim	ENGC
	4/1/02-4/1/03	3/30/03	(4,626)	Credit	VY	VY
	4/1/03-4/1/04	3/30/03	923,052	Prem	ANO	EAI
	4/1/03-4/1/04	3/30/03	702,280	Prem	GG	SERI
	4/1/03-4/1/04	3/30/03	603,728	Prem	W3	ELI
	4/1/03-4/1/04	3/30/03	630,500	Prem	RB	EGSI
	4/1/03-4/1/04	3/30/03	560,195	Prem	Fitz	Fitzpatrick
	4/1/03-4/1/04	3/30/03	658,541	Prem	IP3	IP3
	4/1/03-4/1/04	3/30/03	727,861	Prem	IP2	IP2
	4/1/03-4/1/04	3/30/03	457,064	Prem	Pilgrim	ENGC
	4/1/03-4/1/04	3/30/03	483,448	Prem	VY	VY
Total			3,284,796

NEIL II
	Period	Trans Date	Amount	Type of Trans	Plant	Company
Excess Property	4/1/02-4/1/03	3/30/03	(1,707,233)	Credit	ANO	EAI
	4/1/02-4/1/03	3/30/03	(1,564,409)	Credit	GG	SERI
	4/1/02-4/1/03	3/30/03	(1,166,694)	Credit	W3	ELI
	4/1/02-4/1/03	3/30/03	(845,108)	Credit	RB	EGSI
	4/1/02-4/1/03	3/30/03	(26,952)	Credit	Fitz	Fitzpatrick
	4/1/02-4/1/03	3/30/03	(22,232)	Credit	IP3	IP3
	4/1/02-4/1/03	3/30/03	(10,868)	Credit	IP2	IP2
	4/1/02-4/1/03	3/30/03	(185,619)	Credit	Pilgrim	ENGC
	4/1/02-4/1/03	3/30/03	(3,832)	Credit	VY	VY
	4/1/03-4/1/04	3/30/03	507,645	Prem	W3	ELI
	4/1/03-4/1/04	3/30/03	574,030	Prem	RB	EGSI
	4/1/03-4/1/04	3/30/03	569,981	Prem	ANO	EAI
	4/1/03-4/1/04	3/30/03	512,838	Prem	GG	SERI
	4/1/03-4/1/04	3/30/03	339,455	Prem	Pilgrim	ENGC
	4/1/03-4/1/04	3/30/03	357,837	Prem	Fitz	Fitzpatrick
	4/1/03-4/1/04	3/30/03	700,101	Prem	IP3	IP3
	4/1/03-4/1/04	3/30/03	773,796	Prem	IP2	IP2
	4/1/03-4/1/04	3/30/03	348,923	Prem	VY	VY
Total			(848,341)

Total NEIL			1,766,464

EIM
	Period	Trans Date	Amount	Type of Trans	Plant	Company
Directors & Officers	7/1/03-04	6/30/03	821,271	Prem
Excess Liability	11/1/03-04	10/31/03	841,042	Prem
Employment Practice	11/1/03-04	10/31/03	47,874	Prem
Professional Liability	11/1/03-04	10/31/03	10,526	Prem
Workers Comp	11/1/03-04	10/31/03	112,095	Prem
Total EIM			1,832,808

NOTE: NML merged with NEIL in late 1997. NEIL is a nuclear mutual insurance company. EIM is a non-nuclear mutual insurance company.